Exhibit 99.1

FOR IMMEDIATE RELEASE
April 27, 2016

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP. REPORTS
$(0.48) NET LOSS PER COMMON SHARE FOR THE FIRST QUARTER AND
$19.03 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - April 27, 2016 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported a net loss for the quarter ended March 31, 2016 of $(22.4) million, or $(0.48) per common share, and net book value of $19.03 per common share. Economic loss for the period, defined as dividends and change in net book value per common share, was (1.2)% for the quarter.

FIRST QUARTER 2016 FINANCIAL HIGHLIGHTS

•	$(0.48) net loss per common share

◦	Includes all unrealized gains and losses on investment and hedging portfolios

◦	Includes $(0.18) net servicing loss per common share

•	$0.44 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization expense, compared to $0.52 per common share for the previous quarter

◦	Excludes $(0.08) per common share of estimated “catch-up” premium amortization expense due to change in projected constant prepayment rate (“CPR”) estimates

◦	Excludes $(0.18) net servicing loss per common share

•	$0.40 dividend per common share

◦	10.9% annualized dividend yield based on March 31, 2016 closing stock price of $14.68 per common share

•	2.0 million shares of common stock repurchased for $26.5 million

◦	Represents 4.2% of common shares outstanding as of December 31, 2015

◦	$13.21 per share average repurchase price, inclusive of transaction costs

•	$19.03 net book value per common share as of March 31, 2016

◦	Decreased $(0.63) per common share, or (3.2)%, from $19.66 as of December 31, 2015

•	(1.2)% economic loss on common equity for the quarter, or (4.7)% annualized

◦	Comprised of $0.40 dividend and $(0.63) decrease in net book value per common share

American Capital Mortgage Investment Corp.
April 27, 2016

ADDITIONAL FIRST QUARTER 2016 HIGHLIGHTS

•	$4.8 billion investment portfolio as of March 31, 2016

◦	$3.3 billion agency securities

◦	$0.2 billion net long TBA

◦	$1.3 billion non-agency securities

◦	$0.1 billion mortgage servicing rights (“MSR”)

•	4.6x “at risk” leverage as of March 31, 2016, compared to 4.5x as of December 31, 2015

◦	4.4x excluding net long TBA mortgage position

•	8.0% agency securities actual CPR for the quarter

◦	10.1% projected life CPR for agency securities as of March 31, 2016

•	2.21% annualized net interest rate spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization expense

◦	1.90% including 31 bps of estimated “catch-up” expense due to changes in projected CPR

MANAGEMENT REMARKS
“Despite the first Federal Reserve rate increase in nearly a decade late in the fourth quarter, interest rates declined materially during the first quarter,” commented Gary Kain, Chief Executive Officer, President and Chief Investment Officer. “Signs of global economic weakness diminished expectations for U.S. economic growth and led the Federal Reserve to significantly reduce its projections for short term rate increases.
“While spread movements on both agency and non-agency assets were modest on a quarter over quarter basis, intra-quarter volatility was substantial for all credit-sensitive fixed-income products. Spreads on investment grade and high yield corporate debt, commercial mortgage-backed securities, and GSE credit risk transfer securities (CRT) widened to multi-year highs midway through the quarter as liquidity became extremely limited. Although financial markets stabilized late in the quarter and credit spreads tightened dramatically, spreads on CRT and legacy non-agency RMBS still ended the quarter modestly wider.
“As we look ahead, we continue to believe that interest rates will remain ‘lower for longer’ as a result of the ongoing global economic headwinds. Despite these economic headwinds, we remain very comfortable with the underlying fundamentals of the U.S. conforming housing market as employment gains, low mortgage rates, increased credit availability, and favorable demographics should allow conforming mortgage credit to outperform other credit-sensitive fixed-income markets. In aggregate, we believe the current interest rate and credit landscape, coupled with increasingly attractive investment spreads on agency and non-agency MBS, will be supportive of improved economic returns for our shareholders. Consistent with this view, we chose to slightly increase our leverage level in the first quarter, primarily through the repurchase of 2.0 million shares, or 4.2%, of our common stock.”

INVESTMENT PORTFOLIO

As of March 31, 2016, the Company's investment portfolio included $3.3 billion of agency MBS, $0.2 billion of net long TBA positions, $1.3 billion of non-agency securities and $0.1 billion of MSR.

As of March 31, 2016, the Company's agency investment portfolio, inclusive of net long TBA, was comprised of $3.4 billion of fixed rate and $0.1 billion of adjustable rate securities.

As of March 31, 2016, the Company's fixed rate agency investments were comprised of $0.7 billion 15 year MBS, $0.2 billion 20 year MBS, $2.3 billion 30 year MBS and $0.2 billion 30 year net long TBA securities. As of March 31, 2016, 15 year fixed rate investments represented 19% of the Company's agency investment

American Capital Mortgage Investment Corp.
April 27, 2016

portfolio, a decrease from 22% as of December 31, 2015, and 30 year fixed rate investments represented 72% of the Company's agency portfolio, an increase from 69% as of December 31, 2015.

As of March 31, 2016, the Company's agency fixed rate assets, inclusive of the net TBA position, had a weighted average coupon of 3.53%, down from 3.54% at December 31, 2015, comprised of the following weighted average coupons:

•	3.29% for 15 year securities;

•	3.30% for 20 year securities; and

•	3.62% for 30 year securities.

As of March 31, 2016, the Company's $1.3 billion non-agency portfolio was comprised of approximately 32% Alt-A, 28% credit risk transfer, 18% prime, 12% option ARM securities and 10% subprime.

The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations. As of March 31, 2016, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $0.2 billion, with a net carrying value of $2.9 million reported in derivative assets/(liabilities) on the Company's consolidated balance sheets.

CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the first quarter of 2016 was 8.0%, down from 9.0% during the fourth quarter. The CPR published in April 2016 for the Company's agency portfolio held as of March 31, 2016 was 12.9%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of March 31, 2016 was 10.1%, compared to 8.5% as of December 31, 2015.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $(9.6) million, or $(0.21) per common share. The Company recognized approximately $(3.5) million, or $(0.08) per common share, of “catch-up” premium amortization expense during the quarter, as projected CPR estimates decreased for the Company's existing agency securities during the quarter. The weighted average cost basis of the Company's agency securities was 105.1% of par and the unamortized agency net premium was $158.3 million as of March 31, 2016.

NON-AGENCY ACCRETION INCOME
The weighted average cost basis of the Company's non-agency portfolio was 86.2% of par as of March 31, 2016. Accretion income on the non-agency portfolio for the quarter was $8.5 million, or $0.18 per common share. The total net discount remaining was $200.7 million as of March 31, 2016, with $99.7 million designated as credit reserves.

American Capital Mortgage Investment Corp.
April 27, 2016

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average annualized net interest rate spread and dollar roll income for the first quarter was 1.90%, including 31 bps of estimated “catch-up” expense due to changes in projected CPR, compared to 2.45% in the fourth quarter. Excluding dollar rolls, the Company's average net interest rate spread was 1.87% for the first quarter, down from 2.46% for the fourth quarter.
The Company's average asset yield for the first quarter was 3.26%, compared to 3.59% for the fourth quarter. Excluding the impact of “catch-up” premium amortization, the Company's annualized weighted average yield was 3.57% for the first quarter, compared to 3.51% for the fourth quarter. The Company's asset yield as of March 31, 2016 was 3.43%, down 17 bps from 3.60% as of December 31, 2015.
The Company's average cost of funds was 1.39% for the first quarter, compared to 1.13% for the fourth quarter. The Company's average cost of funds includes the cost of repurchase agreements, FHLB advances and effective interest rate swaps (including those used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average repurchase agreement and Federal Home Loan Bank advances balances outstanding. The Company's average cost of funds of 1.32% as of March 31, 2016 was up 9 bps from 1.23% as of December 31, 2015.

LEVERAGE AND HEDGING ACTIVITIES
As of March 31, 2016, all of the Company's repurchase agreements and Federal Home Loan Bank advances were used to fund purchases of agency and non-agency securities. Including TBA securities, the Company's “at risk” leverage ratio was 4.6x as of March 31, 2016 and averaged 4.4x during the first quarter.
The $3.6 billion borrowed under repurchase agreements as of March 31, 2016 had remaining maturities consisting of:

•	$2.3 billion of one month or less;

•	$0.3 billion between one and two months;

•	$0.2 billion between two and three months;

•	$0.1 billion between three and six months;

•	$0.1 billion between six and twelve months; and

•	$0.5 billion greater than twelve months.
As of March 31, 2016, the Company's agency and non-agency repurchase agreements had an average of 168 days remaining to maturity, down from 188 days as of December 31, 2015.
As of March 31, 2016, financing with the Federal Home Loan Bank of Des Moines had an outstanding balance of $0.3 billion and an average of 306 days remaining to maturity. On January 12, 2016, the Federal Housing Finance Agency ("FHFA") released its final rule on FHLB membership, which requires the termination of the Company's captive insurance subsidiary's FHLB membership and repayment of all FHLB advances after a one year period ending in February 2017.
As of March 31, 2016, the Company had repurchase agreements with 32 financial institutions and less than 5% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 22% of the Company's equity at risk.
The Company's interest rate swap positions as of March 31, 2016 totaled $2.0 billion in notional amount, with a weighted average fixed pay rate of 1.87%, a weighted average receive rate of 0.62% and a weighted average maturity of 3.8 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a notional balance of $1.5 billion and an average fixed pay rate of 1.44% as of March 31, 2016. The

American Capital Mortgage Investment Corp.
April 27, 2016

Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of March 31, 2016, the Company held payer swaption contracts with a total notional amount of $0.3 billion and a weighted average expiration of 0.8 years. These swaptions have an underlying weighted average interest rate swap term of 6.3 years and a weighted average pay rate of 3.54% as of March 31, 2016.
In addition to its interest rate swaps and swaptions, the Company held a $(0.4) billion net short position in U.S. Treasury futures as of March 31, 2016.
As of March 31, 2016, 67% of the Company's combined funding and net TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions and U.S. Treasury futures.

SERVICING
As of March 31, 2016, RCS owned a portfolio of MSR with a fair market value of $59.9 million, representing approximately 32,000 residential mortgage loans and $6.3 billion in unpaid principal balances. During the first quarter, the Company recorded $9.6 million in servicing income and $(17.9) million in servicing expense, which included $(1.9) million in realization of cash flows on MSR and approximately $(4) million transaction-related charges in connection with the sale of substantially all subservicing assets and operations to Ditech Financial (“Ditech”), a subsidiary of Walter Investment Management Corp. The transaction closed on January 28, 2016, and the majority of servicing transfers occurred during the first quarter of 2016, with the remaining transfers scheduled for the second quarter. RCS retained its owned MSR, which will be serviced by Ditech pursuant to a subservicing agreement. Following the transfer of all servicing, RCS will transition to a servicing oversight platform with the ability to acquire MSR opportunistically.

OTHER GAINS (LOSSES), NET
The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).
During the first quarter, the Company recorded $(34.4) million in other gains (losses), net, or $(0.74) per common share. Other gains (losses), net, for the quarter are comprised of:

•	$(1.2) million of net realized loss on agency and non-agency securities;

•	$49.9 million of net unrealized gain on agency securities;

•	$(11.3) million of net unrealized loss on non-agency securities;

•	$(3.8) million of net realized loss on periodic settlements of interest rate swaps;

•	$(36.6) million of net realized loss on other derivatives and securities;

•	$(22.3) million of net unrealized loss on other derivatives and securities; and

•	$(9.0) million of unrealized loss on mortgage servicing rights.

Realized and unrealized net losses on other derivatives and securities during the first quarter primarily include $(46.7) million of net loss on interest rate swaps and swaptions and $(19.0) million of net loss on U.S. Treasury securities and futures, offset, in part by $5.4 million of net gain and dollar roll income on TBA securities.

American Capital Mortgage Investment Corp.
April 27, 2016

ESTIMATED TAXABLE INCOME

REIT taxable income for the first quarter is estimated at $0.35 per common share, or $0.83 higher than GAAP net loss of $(0.48) per common share.

The primary differences between GAAP net income and estimated REIT taxable net income are (i) unrealized gains and losses associated with investment securities, interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses, (iii) losses or undistributed income of taxable REIT subsidiaries and (iv) timing differences related to the amortization and accretion of net premiums and discounts paid on investments.

The Company's estimated taxable income for the first quarter excludes $(0.25) per common share of estimated net capital losses, which will be added to the Company's net capital loss carryforwards from prior periods.

As of March 31, 2016, the Company had approximately $(0.9) million of distributions in excess of estimated taxable income (“UTI”), or $(0.02) per common share. UTI excludes the Company's remaining unutilized net capital loss carryforwards and net deferred gains from terminated or expired swaps and swaptions. As of March 31, 2016, the Company had estimated remaining unutilized net capital losses of $(3.03) per common share compared to $(2.67) per common share as of December 31, 2015, which may be carried forward and applied against future net capital gains through 2018. Additionally, as of March 31, 2016, the Company had estimated net deferred losses from terminated swaps and swaptions of $(0.30) per common share, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

STOCK REPURCHASE PROGRAM
During the first quarter, the Company made open market purchases of 2.0 million shares of its common stock, or 4.2% of the Company's outstanding shares as of December 31, 2015. The shares were purchased at an average net repurchase price of $13.21 per share, including expenses, totaling $26.5 million. Since commencing a stock repurchase program in the fourth quarter of 2012, the Company has repurchased 13.7 million shares, or approximately 23%, of its common stock for total consideration of approximately $244.9 million, including expenses. As of March 31, 2016, the Company had $55.1 million available under current board authorization for repurchases of its common stock through December 31, 2016.

FIRST QUARTER 2016 DIVIDEND DECLARATION
On March 17, 2016, the Board of Directors of the Company declared a first quarter dividend on its common stock of $0.40 per share, which was paid on April 27, 2016 to common stockholders of record as of March 31, 2016. Since its August 2011 initial public offering, the Company has declared and paid a total of $526.5 million in common stock dividends, or $12.45 per common share.

On March 17, 2016, the Board of Directors of the Company declared a first quarter dividend on its 8.125% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) of $0.5078125 per share. The dividend was paid on April 15, 2016 to preferred stockholders of record as of April 1, 2016. Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $8.3 million in Series A Preferred Stock dividends, or $3.8537375 per share.

American Capital Mortgage Investment Corp.
April 27, 2016

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to “Use of Non-GAAP Financial Information” later in this release for further discussion of non-GAAP measures.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$3,298,466	$3,217,252	$3,356,523	$3,580,696	$4,176,349
Non-agency securities, at fair value	1,254,709	1,557,671	1,479,586	1,503,644	1,315,152
Treasury securities, at fair value	—	—	147,454	279,120	525,725
Cash and cash equivalents	130,750	169,319	170,745	176,132	184,299
Restricted cash	85,503	95,636	76,868	70,568	111,867
Interest receivable	11,038	11,629	11,586	12,740	15,408
Derivative assets, at fair value	5,073	8,151	14,519	13,530	14,039
Receivable for securities sold	4,595	2,565	167,433	233,463	372,245
Receivable under reverse repurchase agreements	14,615	281,618	691,772	204,355	70,636
Mortgage servicing rights, at fair value	59,930	83,647	83,495	91,699	87,811
Other assets	45,464	54,914	58,016	54,955	52,380
Total assets	$4,910,143	$5,482,402	$6,257,997	$6,220,902	$6,925,911
Liabilities:
Repurchase agreements	$3,571,059	$3,664,715	$3,805,390	$4,740,499	$5,459,058
Federal Home Loan Bank advances	273,700	442,900	487,900	197,202	—
Payable for securities purchased	18,085	—	167,703	10,004	18,702
Derivative liabilities, at fair value	78,001	58,850	80,139	70,128	113,918
Dividend payable	19,421	20,167	21,121	26,713	26,699
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	—	266,001	603,709	24,542	91,159
Accounts payable and other accrued liabilities	24,272	38,657	40,443	37,382	35,670
Total liabilities	3,984,538	4,491,290	5,206,405	5,106,470	5,745,206
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,039	53,039
Common stock, $0.01 par value; 300,000 shares authorized, 45,759, 47,626, 50,010, 51,192, and 51,165 issued and outstanding, respectively	458	476	500	512	512
Additional paid-in capital	1,122,026	1,146,797	1,181,634	1,199,329	1,198,932
Retained deficit	(249,918)	(209,200)	(183,581)	(138,448)	(71,778)
Total stockholders' equity	925,605	991,112	1,051,592	1,114,432	1,180,705
Total liabilities and stockholders' equity	$4,910,143	$5,482,402	$6,257,997	$6,220,902	$6,925,911

Net book value per common share	$19.03	$19.66	$19.93	$20.70	$22.00

American Capital Mortgage Investment Corp.
April 27, 2016

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Interest income:
Agency securities	$17,373	$23,587	$19,988	$27,573	$27,894
Non-agency securities	19,734	20,375	19,760	17,726	16,928
Other	165	90	67	46	84
Interest expense	(9,780)	(8,199)	(7,586)	(7,561)	(7,454)
Net interest income	27,492	35,853	32,229	37,784	37,452

Servicing:
Servicing income	9,649	13,870	11,576	11,388	11,804
Servicing expense	(17,905)	(18,856)	(15,580)	(15,499)	(16,070)
Net servicing loss	(8,256)	(4,986)	(4,004)	(4,111)	(4,266)

Other gains (losses), net:
Realized gain (loss) on agency securities, net	420	2,762	175	(6,661)	934
Realized gain (loss) on non-agency securities, net	(1,635)	(732)	8	3,151	3,246
Realized loss on periodic settlements of interest rate swaps, net	(3,830)	(3,900)	(3,793)	(4,433)	(4,311)
Realized gain (loss) on other derivatives and securities, net	(36,572)	(2,878)	(27,724)	(32,541)	17,242
Unrealized gain (loss) on agency securities, net	49,880	(40,972)	32,583	(60,834)	41,128
Unrealized loss on non-agency securities, net	(11,324)	(16,120)	(13,104)	(13,287)	(642)
Unrealized gain (loss) on other derivatives and securities, net	(22,280)	28,444	(18,654)	42,008	(49,742)
Unrealized gain (loss) on mortgage servicing rights	(9,027)	3,176	(5,260)	4,863	(3,194)
Impairment of intangible asset	—	—	(10,000)	—	—
Total other gains (losses), net	(34,368)	(30,220)	(45,769)	(67,734)	4,661

Expenses:
Management fees	3,815	4,042	4,250	4,425	4,508
General and administrative expenses	2,042	2,057	1,845	2,129	1,949
Total expenses	5,857	6,099	6,095	6,554	6,457

Income before tax	(20,989)	(5,452)	(23,639)	(40,615)	31,390
Provision for excise and income tax, net	(308)	—	(373)	658	(327)
Net income (loss)	(21,297)	(5,452)	(24,012)	(39,957)	31,063
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net income (loss) available to common shareholders	$(22,414)	$(6,569)	$(25,129)	$(41,074)	$29,946

Net income (loss) per common share - basic and diluted	$(0.48)	$(0.13)	$(0.49)	$(0.80)	$0.59

American Capital Mortgage Investment Corp.
April 27, 2016

Weighted average number of common shares outstanding - basic	46,651	48,886	50,815	51,179	51,165

Weighted average number of common shares outstanding - diluted	46,666	48,898	50,828	51,190	51,209

Dividends declared per common share	$0.40	$0.40	$0.40	$0.50	$0.50

American Capital Mortgage Investment Corp.
April 27, 2016

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Interest income:
Agency securities	$17,373	$23,587	$19,988	$27,573	$27,894
Non-agency securities and other	19,899	20,465	19,827	17,772	17,012
Interest expense	(9,780)	(8,199)	(7,586)	(7,561)	(7,454)
Net interest income	27,492	35,853	32,229	37,784	37,452
Dividend income from investments in agency mortgage REIT equity securities (2)	244	—	—	—	—
Realized loss on periodic settlements of interest rate swaps, net	(3,830)	(3,900)	(3,793)	(4,433)	(4,311)
Adjusted net interest income	23,906	31,953	28,436	33,351	33,141
Operating expenses (3)	(5,857)	(6,099)	(6,095)	(6,554)	(6,457)
Net spread income	18,049	25,854	22,341	26,797	26,684
Dollar roll income (loss)	136	1,708	3,201	2,572	(521)
Net spread and dollar roll income	18,185	27,562	25,542	29,369	26,163
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Net spread and dollar roll income available to common shareholders	$17,068	$26,445	$24,425	$28,252	$25,046

Weighted average number of common shares outstanding - basic	46,651	48,886	50,815	51,179	51,165
Weighted average number of common shares outstanding - diluted	46,666	48,898	50,828	51,190	51,209

Net spread and dollar roll income per common share - basic and diluted	$0.37	$0.54	$0.48	$0.55	$0.49
Net spread and dollar roll income, excluding “catch up” amortization per common share	$0.44	$0.52	$0.51	$0.52	$0.49

American Capital Mortgage Investment Corp.
April 27, 2016

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Net income (loss)	$(21,297)	$(5,452)	$(24,012)	$(39,957)	$31,063
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	(49,880)	40,972	(32,583)	60,834	(41,128)
Non-agency securities	11,324	16,120	13,104	13,287	642
Derivatives and other securities	31,307	(31,620)	23,914	(46,871)	52,936
Amortization / accretion	1,244	(3,521)	(1,053)	(7,446)	(1,601)
Capital losses (gains) in excess of capital gains (losses) (4)	11,868	(5,464)	1,888	11,531	(25,897)
Other realized losses, net	24,147	3,453	24,694	28,425	6,872
Taxable REIT subsidiary loss and other	8,565	5,304	14,377	3,453	4,594
Total book to tax difference	38,575	25,244	44,341	63,213	(3,582)
Estimated taxable income	17,278	19,792	20,329	23,256	27,481
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(1,117)
Estimated taxable income available to common shareholders	$16,161	$18,675	$19,212	$22,139	$26,364

Weighted average number of common shares outstanding - basic	46,651	48,886	50,815	51,179	51,165
Weighted average number of common shares outstanding - diluted	46,666	48,898	50,828	51,190	51,209

Net estimated taxable income per common share - basic and diluted	$0.35	$0.38	$0.38	$0.43	$0.52
Estimated cumulative undistributed REIT taxable income per common share	$(0.02)	$0.04	$0.05	$0.07	$0.14

Beginning cumulative non-deductible capital losses	$126,955	$132,419	$130,531	$119,000	$144,897
Current period net capital loss (gain)	11,868	(5,464)	1,888	11,531	(25,897)
Ending cumulative non-deductible capital losses	$138,823	$126,955	$132,419	$130,531	$119,000
Ending cumulative non-deductible capital losses per common share	$3.03	$2.67	$2.65	$2.55	$2.33

American Capital Mortgage Investment Corp.
April 27, 2016

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Ending agency securities, at fair value	$3,298,466	$3,217,252	$3,356,523	$3,580,696	$4,176,349
Ending agency securities, at cost	$3,267,272	$3,235,938	$3,334,238	$3,590,993	$4,125,811
Ending agency securities, at par	$3,108,935	$3,073,198	$3,178,229	$3,423,358	$3,934,818
Average agency securities, at cost	$3,162,358	$3,384,168	$3,370,767	$4,036,089	$4,510,733
Average agency securities, at par	$3,006,552	$3,218,156	$3,213,650	$3,850,015	$4,301,833

Ending non-agency securities, at fair value	$1,254,709	$1,557,671	$1,479,586	$1,503,644	$1,315,152
Ending non-agency securities, at cost	$1,251,474	$1,543,113	$1,448,908	$1,459,862	$1,258,083
Ending non-agency securities, at par	$1,452,195	$1,759,482	$1,676,165	$1,703,846	$1,513,538
Average non-agency securities, at cost	$1,395,485	$1,509,545	$1,429,926	$1,311,249	$1,177,646
Average non-agency securities, at par	$1,604,823	$1,730,822	$1,663,642	$1,562,203	$1,435,214

Net TBA portfolio - as of period end, at fair value	$200,324	$44,988	$543,897	$(74,660)	$248,285
Net TBA portfolio - as of period end, at cost	$197,430	$44,181	$533,496	$(70,249)	$243,836
Average net TBA portfolio, at cost	$(24,544)	$201,280	$305,462	$108,012	$(163,124)

Average total assets, at fair value	$5,189,108	$5,948,023	$6,224,595	$6,569,906	$7,115,312
Average agency and non-agency repurchase agreements and advances	$3,933,580	$4,239,674	$4,118,008	$4,664,051	$4,994,683
Average stockholders' equity (5)	$950,181	$1,029,814	$1,099,139	$1,162,997	$1,184,951

Average coupon	3.31%	3.28%	3.15%	3.13%	3.10%
Average asset yield	3.26%	3.59%	3.31%	3.39%	3.15%
Average cost of funds (6)	1.39%	1.13%	1.09%	1.03%	0.96%
Average net interest rate spread	1.87%	2.46%	2.22%	2.36%	2.19%
Average net interest rate spread and TBA dollar roll income (loss) (7)	1.90%	2.45%	2.27%	2.48%	2.25%
Average net interest rate spread and TBA dollar roll income (loss), excluding estimated “catch-up” premium amortization income (expense)	2.21%	2.37%	2.40%	2.36%	2.26%
Average coupon as of period end	3.33%	3.30%	3.17%	3.14%	3.11%
Average asset yield as of period end	3.43%	3.60%	3.45%	3.47%	3.26%
Average cost of funds as of period end	1.32%	1.23%	1.16%	1.05%	1.02%
Average net interest rate spread as of period end	2.11%	2.37%	2.29%	2.42%	2.24%
Average actual CPR for agency securities held during the period	8.0%	9.0%	11.0%	10.2%	7.7%

American Capital Mortgage Investment Corp.
April 27, 2016

Average projected life CPR for agency securities as of period end	10.1%	8.5%	8.6%	8.1%	8.9%

Leverage - average during the period (8)	4.4x	4.4x	4.1x	4.4x	4.6x
Leverage - average during the period, including net TBA position	4.4x	4.6x	4.4x	4.5x	4.5x
Leverage - as of period end (9)	4.4x	4.4x	4.2x	4.2x	4.3x
Leverage - as of period end, including net TBA position	4.6x	4.5x	4.7x	4.1x	4.5x

Expenses % of average total assets - annualized	0.5%	0.4%	0.4%	0.4%	0.4%
Expenses % of average stockholders' equity - annualized	2.5%	2.3%	2.2%	2.3%	2.2%
Net book value per common share as of period end	$19.03	$19.66	$19.93	$20.70	$22.00
Dividends declared per common share	$0.40	$0.40	$0.40	$0.50	$0.50
Economic return (loss) on common equity - annualized	(4.7)%	2.6%	(7.1)%	(14.7)%	11.0%
————————

(1)
Table includes non-GAAP financial measures. Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized. Refer to “Use of Non-GAAP Financial Information” for additional discussion of non-GAAP financial measures.

(2)	Dividend income from investments in agency mortgage REIT equity securities is included in realized gain (loss) on other derivatives and securities, net on the consolidated statements of operations.

(3)	Excludes servicing expenses related to the Company's investment in RCS.

(4)
The Company's estimated taxable income for the first quarter excludes $(0.25) per common share of estimated net capital losses, which will be added to the Company's net capital loss carryforwards from prior periods.

(5)	Excluding the Company's investments in RCS and REIT equity securities, the average stockholder's equity for the first quarter was $892.5 million.

(6)	Weighted average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(7)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on derivative instruments and other securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency financing for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency financing and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on April 28, 2016 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call.

A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q1 2016 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be available on the MTGE website after the call on April 28, 2016. In addition, there will be a phone recording available one hour after the live call on April 28, 2016 through May 12, 2016. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10083759.

American Capital Mortgage Investment Corp.
April 27, 2016

For further information or questions, please contact the Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. (“American Capital”). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL, LTD.

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $21 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $73 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $10 billion of total net book value. American Capital and its affiliates operate out of six offices in the U.S. and Europe. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

American Capital Mortgage Investment Corp.
April 27, 2016

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, our results of operations discussed herein include certain non-GAAP financial information, including “adjusted net interest income” (including the periodic interest rate costs of our interest rate swaps reported in gain (loss) on derivatives and other securities, net in our consolidated statements of operations and dividends from REIT equity securities) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and “estimated undistributed taxable income.”  By providing users of our financial information with such measures in addition to the related GAAP measures, we believe it gives users greater transparency into the information used by our management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) the economic costs of financing our investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in our borrowing costs, (ii) in the case of net spread income, our current financial performance without the effects of certain transactions that are not necessarily indicative of our current investment portfolio and operations, and (iii) in the case of estimated taxable income and estimated undistributed taxable income, information that is directly related to the amount of dividends we are required to distribute in order to maintain our REIT qualification status.  However, because such measures are incomplete measures of our financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, our results computed in accordance with GAAP.  In addition, because not all companies use identical calculations, our presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.  Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing our income tax returns, which occurs after the end of our fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.